Exhibit 23.01

                          INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement of SCANA Corporation on Form S-3 of our report dated February 8, 1999 (February 17, 1999 as to Note 13), appearing in the Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
September  9, 1999